UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

11770 W. President Dr., Ste. F
 Boise, Idaho, 83713 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SEC 873  (11-14) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on December 30, 2022, Thunder Mountain Gold, Inc. by and through its subsidiaries Thunder Mountain Resources, Inc., a Nevada Corporation, and South Mountain Mines, Inc., an Idaho Corporation ("SMMI") (collectively the "Company", "THMG", or "We", "Our" or "Us") agreed to terminate an Option Agreement, (the "BeMetals Option Agreement") with BeMetals Corporation, a British Columbia corporation, and BeMetals USA Corporation, a Delaware corporation ("BeMetals BMET"). The BeMetals Option Agreement was originally signed on February 29, 2019.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.5	Option Termination News Release, dated December 30, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.

                      (Registrant)

By: /s/ Eric T. Jones
President, Director and Chief Executive Officer Date: January 5, 2023